KIRKLAND’S REPORTS FIRST QUARTER 2019 RESULTS AND UPDATES 2019 EARNINGS GUIDANCE

NASHVILLE, Tenn. (June 6, 2019) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week period ended May 4, 2019.
Net sales for the 13 weeks ended May 4, 2019 decreased 9.0% to $129.6 million compared to $142.5 million for the 13 weeks ended May 5, 2018. Kirkland’s opened 3 stores and closed no stores during the first quarter, bringing the total number of stores to 431 at quarter-end. Comparable store sales, including e-commerce sales, decreased 10.7% compared to an increase of 1.4% in the prior-year quarter. The decline in comparable stores sales for the quarter was driven by a decline in store sales partially offset by an increase in e-commerce sales. Store sales were impacted by negative store traffic and a decline in average ticket, which was partially offset by an improvement in conversion. E-commerce sales were driven by gains in traffic, partially offset by a decline in conversion and average ticket.
Net loss for the 13 weeks ended May 4, 2019 was $8.9 million, or $0.62 per diluted share, compared to a net loss of $0.9 million, or $0.06 per diluted share, for the 13 weeks ended May 5, 2018. Adjusted net loss, excluding asset impairment charges, for the 13 weeks ended May 4, 2019 was $7.6 million, or $0.53 per share compared to an adjusted net loss, excluding CEO transition costs, in the prior year period of $0.1 million or $0.00 per share. Gross profit declined from 31.8% to 27.9% of sales, primarily driven by deleverage of store occupancy costs and a decline in merchandise margin. Total operating expenses, excluding depreciation and impairment charges, increased from 31.7% to 34.9% of net sales primarily due to the deleverage of payroll costs and increased advertising expenses.
“The environment remains challenging, and slower-than-expected sales in the first quarter are evidence that we must continue to fast-track our strategy to improve the business,” said Woody Woodward, Chief Executive Officer. “For example, continued pressure on brick and mortar traffic offset stronger seasonal performance and a double digit increase in e-commerce sales against last year’s gain. To address these issues, we’re taking additional steps to reduce operating costs by $10 million in 2019 as well as mitigate the potential impact of higher tariffs on home decor products.”
“We’re encouraged by progress on our strategic priorities as we approach the second half,” continued Mr. Woodward. “Plans to add product categories that can significantly broaden our reach are on schedule, and we’re expanding BOPIS to further differentiate Kirkland’s in the home decor sector. Initiatives to improve supply chain efficiency and accelerate direct sourcing are also on track. We’re in a strong financial position to execute our plan, and we’re optimistic about prospects to improve performance in the second half of 2019.”
Fiscal 2019 Outlook
The Company now expects fiscal 2019 diluted earnings per share to be in the range of flat to $0.15. The full year guidance includes a projection for additional tariffs, offset by the implementation of the cost reduction program.
This performance outlook is based on current information as of June 6, 2019. The information on which this outlook is based is subject to change, and the Company may update its full year business outlook or any portion thereof at any time for any reason.
Investor Conference Call and Web Simulcast
Kirkland’s will hold its earnings call for the first quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer, Mike Cairnes, President and Chief Operating Officer, and Nicole Strain, Interim Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Thursday, June 13, 2019 by dialing (412) 317-0088 and entering the confirmation number 10131715.
A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on June 6, 2019, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 432 stores in 37 states as well as an e-Commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, furniture, art, fragrance and accessories, ornamental wall décor, decorative accessories, mirrors, lamps, textiles, artificial floral products, gifts, housewares, outdoor living items, frames and clocks.  The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2019 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13-Week Period Ended	13-Week Period Ended
	May 4, 2019	May 5, 2018
Net sales	$129,648	$142,454
Cost of sales	93,429	97,142
Gross profit	36,219	45,312
Operating expenses:
Compensation and benefits	27,056	27,849
Other operating expenses	18,134	17,319
Depreciation (exclusive of depreciation included in cost of sales)	1,839	1,764
Asset impairment	1,878	—
Total operating expenses	48,907	46,932
Operating loss	(12,688)	(1,620)
Other income, net	(258)	(266)
Loss before income taxes	(12,430)	(1,354)
Income tax benefit	(3,509)	(472)
Net loss	$(8,921)	$(882)
Loss per share:
Basic	$(0.62)	$(0.06)
Diluted	$(0.62)	$(0.06)
Shares used to calculate loss per share:
Basic	14,372	15,808
Diluted	14,372	15,808

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	May 4, 2019	February 2, 2019	May 5, 2018
ASSETS
Current assets:
Cash and cash equivalents	$32,523	$57,946	$58,242
Inventories, net	90,406	84,434	83,164
Prepaid expenses and other current assets	9,598	15,561	15,848
Total current assets	132,527	157,941	157,254
Property and equipment, net	106,326	110,823	116,812
Operating lease right-of-use assets	225,100	—	—
Deferred income taxes	5,326	1,703	2,004
Other assets	6,144	6,681	6,531
Total assets	$475,423	$277,148	$282,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,817	$48,170	$43,162
Income taxes payable	701	701	4,362
Accrued expenses	23,310	37,665	35,021
Operating lease liabilities	52,090	—	—
Total current liabilities	118,918	86,536	82,545
Deferred rent	—	51,871	54,235
Operating lease liabilities	228,345	—	—
Other liabilities	8,352	7,941	8,416
Total liabilities	355,615	146,348	145,196
Net shareholders' equity	119,808	130,800	137,405
Total liabilities and shareholders’ equity	$475,423	$277,148	$282,601

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	13-Week Period Ended	13-Week Period Ended
	May 4, 2019	May 5, 2018
Net cash used in:
Operating activities	$(19,197)	$(7,964)
Investing activities	(3,926)	(11,083)
Financing activities	(2,300)	(2,867)
Cash and cash equivalents:
Net decrease	(25,423)	(21,914)
Beginning of the period	57,946	80,156
End of the period	$32,523	$58,242

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted loss and adjusted diluted loss per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization and adjusted EBITDA as EBITDA excluding the impact of special items. The Company defines adjusted net loss and adjusted diluted loss per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating loss to EBITDA and adjusted EBITDA for the thirteen weeks ended May 4, 2019 and May 5, 2018 and a reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share for the thirteen weeks ended May 4, 2019 and May 5, 2018:

KIRKLAND’S, INC.
UNAUDITED NON-GAAP MEASURE RECONCILIATION
(In thousands, except per share data)

	13 Weeks Ended
	May 4, 2019	May 5, 2018
Operating loss	$(12,688)	$(1,620)
Depreciation and amortization	7,244	7,066
(Loss) earnings before interest, taxes, depreciation and amortization (EBITDA)	(5,444)	5,446
Special Items:
CEO transition costs	—	1,069
Asset impairment	1,878	—
Total special items, pre-tax	1,878	1,069
Adjusted EBITDA	$(3,566)	$6,515

Net loss	$(8,921)	$(882)
Special Items:
CEO transition costs, net of tax	—	810
Asset impairment, net of tax	1,350	—
Adjusted net loss	$(7,571)	$(72)

Diluted loss per share	$(0.62)	$(0.06)
Adjusted diluted loss per share	$(0.53)	$0.00

Diluted weighted average shares outstanding	14,372	15,808